UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 552-2200

Check the appropriate box below if the Form 8–K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 29, 2012, Amylin Pharmaceuticals, Inc. (“Amylin”) and Bristol-Myers Squib Company (“Brisol-Myers Squibb”) issued a joint press release regarding the execution of a definitive merger agreement. Pursuant to the merger agreement, a wholly-owned subsidiary of Bristol-Myers Squibb will make a cash tender offer for all of Amylin’s outstanding common shares at a price of $31.00 per share. Following completion of the tender offer, the remaining shares of Amylin will be acquired through a second-step merger. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Joint Press Release issued by Bristol-Myers Squibb Company and Amylin Pharmaceuticals, Inc. on June 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

June 29, 2012

	By:	/s/ Harry J. Leonhardt
Harry J. Leonhardt
Senior Vice President, Legal and Compliance, and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Joint Press Release issued by Bristol-Myers Squibb Company and Amylin Pharmaceuticals, Inc. on June 29, 2012